UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 11, 2026
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InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-35020 (Commission File Number)	20-3341405 (I.R.S. Employer Identification Number)

3851 West Hamlin Road Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

(248) 291-1210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $.0001 per share	INFU	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of InfuSystem Holdings, Inc. (the “Company”) held on May 11, 2026, the Company's stockholders approved the Third Amendment (the “Third Amendment”) to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (as amended, the “2021 Plan”), which was previously approved by the Company's Board of Directors (the “Board”). The Third Amendment increased the maximum number of shares of the Company's common stock (the “Common Stock”) reserved for issuance under the 2021 Equity Plan to 7,000,000 shares. The terms of the 2021 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, other equity-based awards and cash awards. The 2021 Plan is administered by the Board's Compensation Committee, which committee has full power to select participants to whom awards may be granted and to determine the types of awards to be granted, the number of shares to be covered by each award granted and the terms and conditions of each award granted, among other things. Eligible participants under the 2021 Plan include employees, consultants, and directors of the Company and its affiliates.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders

At the 2026 Annual Meeting of Stockholders of the Company held on May 11, 2026, the stockholders were asked to vote on four Company proposals. A brief description of each proposal, along with the outcome and tabulation of voting results, is set forth below:

Proposal No. 1:

The Company's Board Nominees

	For	Against	Abstain	Broker Non-Votes
Kenneth D. Eichenbaum, MD, MSE	11,921,195	827,929	321,555	3,728,285
Paul A. Gendron	12,614,275	276,474	179,930	3,728,285
Ronald Hundzinksi	12,368,646	611,294	90,739	3,728,285
Beverly A. Huss	11,890,777	847,243	332,659	3,728,285
Carrie Lachance	12,920,694	65,053	84,932	3,728,285
Scott Shuda	11,914,592	834,532	321,555	3,728,285
Dr. John J. Sviokla	12,227,773	521,341	321,565	3,728,285

All seven of the Company's Board nominees (Drs Eichenbaum and Sviokla, Messrs. Gendron, Hundzkinski, and Shuda and Mses. Huss and Lachance) were elected to the Board.

Proposal No. 2:

The Company's stockholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement as follows:

For	Against	Abstain	Broker Non-Votes
11,915,842	1,071,346	83,491	3,728,285

Proposal No. 3:

The Company's stockholders approved the amendment to the Company's 2021 Equity Plan to increase the number of authorized shares under the 2021 Equity Plan as follows:

For	Against	Abstain	Broker Non-Votes
10,770,778	2,199,707	100,194	3,728,285

Proposal No. 4:

The Company's stockholders ratified the appointment of Grant Thornton LLP as the Company's registered independent accounting firm for the fiscal year ending December 31, 2026 as follows:

For	Against	Abstain	Broker Non-Votes
16,604,725	613	193,626	0

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan, dated May 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Chief Financial Officer

Dated: May 12, 2026